    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 2001
                                            Registration Statement No.
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                              PRIMIX SOLUTIONS INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                    03-3249618
 (State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

                               311 ARSENAL STREET
                         WATERTOWN, MASSACHUSETTS 02472
          (Address of principal executive offices, including zip code)
                          -----------------------------

                      PRIMIX SOLUTIONS INC. 1996 STOCK PLAN
               PRIMIX SOLUTIONS INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                                                           WITH COPIES TO:
       DAVID W. CHAPMAN                                  JOHN B. STEELE, ESQ.
    CHIEF FINANCIAL OFFICER                            MCDERMOTT, WILL & EMERY
     PRIMIX SOLUTIONS INC.                                 28 STATE STREET
      311 ARSENAL STREET                             BOSTON, MASSACHUSETTS 02109
WATERTOWN, MASSACHUSETTS 02472                              (617) 535-4000
        (617) 923-6500
            (Name address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------

                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM        AMOUNT
    TITLE OF SECURITIES             AMOUNT TO BE         OFFERING PRICE        AGGREGATE              OF
      TO BE REGISTERED             REGISTERED (1)         PER SHARE (2)      OFFERING PRICE    REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
COMMON STOCK, par value               2,500,000              $1.5781         $3,945,250.00         $987.00
$.001 per share
----------------------------------------------------------------------------------------------------------------


(1) This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to the Primix Solutions Inc. 1996 Stock Plan and the Employee Stock Purchase Plan, each as amended, as a result of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) This estimate is based on the average of the high and low prices of the Common Stock of Primix Solutions Inc., par value $.001 per share, as reported on the NASDAQ National Market on January 24, 2001, pursuant to Rule 457(c) and (h) under the Securities Act of 1933, solely for purposes of determining the registration fee with respect to the shares of Common Stock to be issued under each of the Primix Solutions Inc. 1996 Stock Plan and Employee Stock Purchase Plan, each as amended.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This registration statement relates to additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to an employee benefit plan is effective. Pursuant to Instruction E of Form S-8, Primix Solutions Inc. (f/k/a/ OneWave, Inc.) (the "Registrant") hereby incorporates by reference the Registration Statement on Form S-8 dated August 20, 1999 as filed with the Securities and Exchange Commission on such date, File No. 333-85649 and the Registration Statement on Form S-8 dated July 29, 1996 as filed with the Securities and Exchange Commission on such date, File No. 333-09101.

ITEM 8.        EXHIBITS

         The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement:

  EXHIBIT NO.        DESCRIPTION
      5.1            Opinion of McDermott, Will & Emery
      23.1           Consent of Arthur Andersen LLP, Independent Public
                      Accountants
      24.1           Power of Attorney (included on the signature page of
                      this registration statement)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts on this 26th day of January, 2001.

                                                     Primix Solutions Inc.


                                                     By: /s/ LENNART MENGWALL
                                                         ----------------------
                                                         Lennart Mengwall
                                                         Chairman of the Board
                                                         and Co-Chief Executive
                                                         Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Primix Solutions Inc. hereby severally constitute Lennart Mengwall and David W. Chapman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Primix Solutions Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                                  CAPACITY                                        DATE
/S/ LENNART MENGWALL                       Chairman of the Board,                          January 26, 2001
--------------------                       Co-Chief Executive Officer and Director
Lennart Mengwall                           (Principal Executive Officer)


/S/ KEVIN AZZOUZ                           Co-Chief Executive Officer and Director         January 26, 2001
----------------                           (Principal Executive Officer)
Kevin Azzouz


/S/ DAVID W. CHAPMAN                       Chief Financial Officer, Treasurer and          January 26, 2001
--------------------                       Secretary (Principal Financial and Accounting
David W. Chapman                           Officer)


/S/ ROBERT B. HEDGES, JR.                  Director                                        January 26, 2001
-------------------------
Robert B. Hedges, Jr.


/S/ MAGNUS NICOLIN                         Director                                        January 26, 2001
------------------
Magnus Nicolin


                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION

   5.1         Opinion of McDermott, Will & Emery

   23.1        Consent of Arthur Andersen LLP, Independent Public Accountants

   24.1 Power of Attorney (included on the signature page of this registration statement)